SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The PMI Group, Inc.

(Exact Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)		94-3199675 (I.R.S. Employer Identification No.)
The PMI Group, Inc. 3003 Oak Road Walnut Creek, California 94597 (925) 658-7878 (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-107747.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Corporate Units	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Corporate Units of The PMI Group, Inc., a Delaware corporation.

For a description of the Corporate Units, reference is made to the Registration Statement on Form S-3 of The PMI Group, Inc. (Registration No. 333-107747), filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2003, as amended by Amendment No. 1, filed with the Commission on September 29, 2003 (the “Registration Statement”), and the form of preliminary prospectus supplement for the Corporate Units included therein, which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the Corporate Units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.	Exhibits.

Exhibit No	Description

(1)	Restated Certificate of Incorporation (incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1, filed by The PMI Group, Inc. on March 2, 1995).

(2)	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Form 10-Q, filed by The PMI Group, Inc. on August 14, 2002).

(3)	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Form 10-K, filed by The PMI Group, Inc. on March 28, 2003).

(4)	Rights Agreement dated as of January 26, 1998, between The PMI Group, Inc. and ChaseMellon (incorporated by reference to Exhibit 1 of Form 8-A, filed by The PMI Group, Inc. on February 2, 1998).

(5)	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 of the Registration Statement).

(6)	Form of Supplemental Indenture to the Form of Senior Indenture described in Exhibit 5 (incorporated by reference to Exhibit 4.9 of the Registration Statement).

(7)	Form of Note (included in Exhibit 6).

(8)	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.5 of the Registration Statement).

(9)	Form of Pledge Agreement (incorporated by reference to Exhibit 4.7 of the Registration Statement).

(10)	Form of Corporate Unit (included in Exhibit 8).

(11)	Form of Treasury Unit (included in Exhibit 8).

(12)*	Form of Remarketing Agreement.

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE PMI GROUP, INC.

Date: October 28, 2003

	By:	/s/ Victor J. Bacigalupi

		NAME:	Victor J. Bacigalupi
		Title:	Senior Executive Vice President, General Counsel and Secretary